EXHIBIT 99.1
MINRAD International, Inc. Announces Construction Completion of Phase 1 and 2 of its Bethlehem Plant Expansion
Orchard Park, NY (November 5, 2007) MINRAD International, Inc. (AMEX: BUF) today announced it has completed construction on the Tank Farm and Sevoflurane Active Pharmaceutical Ingredient (“API”) Line phases of its Bethlehem Plant Expansion. The addition of the Sevoflurane API line will increase the capacity of MINRAD’s Bethlehem facility anesthetic production four times from its previous production capabilities.
Over the next five to six weeks, the Company expects to complete the three validation steps and to begin full production on the Sevoflurane API Line. Validation will consist of three different qualification steps, consisting of: installation qualification, operating qualification, and performance qualification. Each step in the Sevoflurane production process is validated separately and the Company does not anticipate any issues in completing the validation process by the middle of December.
After validation of the new Sevoflurane API line is complete, MINRAD anticipates production on its three active pharmaceutical lines (Sevoflurane, Isoflurane, and Enflurane) to begin allowing the Company to produce all three products simultaneously.
Dennis Goupil, MINRAD Senior Vice President Technical, commented “The completion of construction of both the Tank Farm and the Sevoflurane API were a significant challenge that we were able to complete with assistance of our talented employees and support from our valued outside contractors, including JJ White of Philadelphia, Pennsylvania and Flemington of Ringoes, New Jersey.”

Contact:	Timothy Sheehan, VP — Corporate Development tsheehan@minrad.com (716) 855-1068 www.minrad.com
About the Company
 MINRAD International, Inc. is an interventional pain management company with real-time image guidance and anesthesia and analgesia product lines. The real-time image guidance products facilitate minimally invasive surgery especially for pain management and have broad applications in orthopedics, neurosurgery, and interventional radiology. These devices enable medical professionals to improve the accuracy of interventional procedures and reduce radiation exposure. MINRAD International also manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical procedures. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness. Additional information can be found at the company’s website, www.minrad.com.
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     The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Factors that may cause actual results to differ materially from those expressed or implied by its forward-looking statements include, but are not limited to, Minrad International’s limited operating history and business development associated with being a growth stage company; its dependence on key personnel; its need to attract and retain technical and managerial personnel; its ability to execute its business strategy; the intense competition it faces; its ability to protect its intellectual property and proprietary technologies; its exposure to product liability claims resulting from the use of its products; general economic and capital market conditions; financial conditions of its customers and their perception of its financial condition relative to that of its competitors; as well as those risks described under the heading “Risk Factors” of Minrad International’s Form 10-KSB, filed with the Securities and Exchange Commission on March 29, 2007. Although Minrad International, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.